INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Boston Scientific Corporation on Form S-8 of our report dated May 12, 1995, appearing in this Annual Report on Form 11-K of the SCIMED Life Systems, Inc. Retirement Savings and Profit Sharing Plan for the year ended December 31, 1995.



Deloitte & Touche LLP

Minneapolis, Minnesota

July 1, 1996